EXHIBIT 99.1

Press  Release


                              TAG-IT PACIFIC, INC.
   OBTAINS ACCEPTANCE OF COMPLIANCE PLAN FROM THE AMERICAN STOCK EXCHANGE AND
                        MEETS THE GOVERNANCE GUIDELINES

LOS  ANGELES,  CA-August  4,  2006--Tag-It  Pacific,  Inc. (AMEX: TAG), owner of
                                                                  ---
Talon(TM) zippers and a full service trim management supplier for manufacturers of fashion apparel, today announced that it has received notification from the American Stock Exchange ("AMEX") that the Company's Plan to regain compliance with the minimum equity listing requirements has been accepted and the Company has been granted an extension until November 16, 2007 to achieve the minimum listing levels.

On May 16, 2006, the Company had received notice that it was not in compliance with certain of the continued listing standards as set forth in the AMEX Company Guide. Specifically, the AMEX letter cited the failure to comply with Section 1003(a)(i) and Section 1003(a)(ii) of the Company Guide, which effectively required that the Company maintain shareholders' equity of at least $4,000,000.

Following the notice from AMEX the Company was afforded the opportunity to submit a "plan of compliance" to AMEX outlining in detail how the Company expected to achieve the minimum equity requirements and to regain compliance. On August 3, 2006, AMEX notified the Company that it had accepted its plan and granted the Company an extension until November 16, 2007 to regain compliance with the continued listing standards. During this period the Company will be subject to periodic review by the AMEX Staff and failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in being delisted from the American Stock Exchange.

"We are very pleased with the AMEX approval of this Plan", stated Stephen Forte, Chief Executive Officer of the Company. "This acceptance and extension of time to comply affords the Company the opportunity to continue its turnaround efforts and to remain focused on the business operations and growth. The Plan is reflective of the confidence of management that the business turnaround is underway and will prove successful."

Additionally, the Company announced that it has also has met the governance requirements of the AMEX Company Guidelines requiring that the board consist of a majority of independent directors and that the audit committee be comprised of at least three independent directors. The Company's compliance with these provisions occurred with the recent appointment of William Sweedler to the Company's Board of Directors and its Audit Committee, and the resignation of Kevin Bermeister from the Board. Mr. Sweedler's appointment was previously announced and he brings over 19 years of experience in the branded apparel, home, and licensing industry to the Tag-It Board.


About Tag-It Pacific, Inc.
--------------------------

Tag-It distributes zippers under its Talon(TM) brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart and JCPenney. Tag-It also supplies a full range of trim products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers, including Levi Strauss & Co., Motherworks, Express, The Limited, New York & Co., Victoria's Secret and House of Dereon, among others.

Forward  Looking  Statements
----------------------------

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include the ability of the Company to execute on its plan to regain compliance with the AMEX listing standards and maintain its AMEX listing. Factors which could cause actual results to differ materially from these forward-looking statements include the unanticipated loss of one or more major customers, economic conditions, pricing pressures and other competitive factors, and the availability and cost of financing. Other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:
Tag-It Pacific, Inc.
Rayna Long, 818-444-4128
rlong@tagitpacific.com


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